EXHIBIT 99.3

The Instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before completing this Letter of Acceptance and Transmittal. The Depositary and Information Agent (see last page for address and telephone numbers) or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal.

LETTER OF ACCEPTANCE AND TRANSMITTAL

for deposit of common shares of

CREAM MINERALS LTD.

Pursuant to the Offer dated October 4, 2010 by

ENDEAVOUR SILVER CORP.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 A.M. (PACIFIC TIME) ON NOVEMBER 9, 2010 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF: (1) YOU ARE DEPOSITING ONE OR MORE COMMON SHARE CERTIFICATES; OR (2) YOU PREVIOUSLY DEPOSITED COMMON SHARES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

This Letter of Acceptance and Transmittal (the “Letter of Transmittal”) is for use by the holders (the “Shareholders”) of common shares of Cream Minerals Ltd. (“Cream”) in connection with the offer dated October 4, 2010 (the “Offer”) made by Endeavour Silver Corp. (the “Offeror”) to Shareholders to purchase all of the issued and outstanding common shares of Cream, including common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time of the Offer upon the conversion, exchange or exercise of any securities of Cream that are convertible into or exchangeable or exercisable for common shares (collectively, the “Shares”).

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal.  Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Offer and related circular dated October 4, 2010 (the “Circular”) have the respective meanings set out in the Offer and Circular.

This Letter of Transmittal (or a manually executed facsimile hereof) properly completed and duly executed in accordance with the instructions set out below, together with all other required documents, must accompany share certificates representing the Shares deposited pursuant to the Offer (“Deposited Shares”) and must be received by Valiant Transfer Company (the “Depositary”) before the Expiry Time at either of the offices listed on the last page of this Letter of Transmittal.

Shareholders may also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Offer, “Manner of Acceptance—Acceptance by Book-Entry Transfer”.  A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal unless such Shareholder is following the procedures for book-entry transfer with an account maintained by the Depositary at DTC and does not have an accompanying Agent’s Message.  Delivery of Shares to the Depositary by means of a book-entry transfer in accordance with the procedures for book-entry transfer established by DTC will constitute a valid tender under the Offer.

Shareholders may also accept the Offer by following the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Vancouver, British Columbia or Toronto, Ontario, Canada at or prior to the Expiry Time.  The Depositary will establish an account with respect to the Shares for purposes of the Offer at CDS within three business days after the date of the Offer.  Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Shares into the Depositary’s account in accordance with CDS procedures for such transfer.  Shareholders, and their respective CDS participants, who utilize CDSX to accept the Offer through a book-based transfer of their holdings into the Depositary’s account at CDS shall be deemed to have completed and submitted a Letter of Acceptance and Transmittal and to be bound by the terms thereof and therefore any book-based transfer of Shares into the Depositary’s account at CDS in accordance with CDS procedures will be considered a valid tender in accordance with the terms of the Offer.

Shareholders whose certificate(s) are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary before the Expiry Time must deposit their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery” by using the accompanying Notice of Guaranteed Delivery (printed on green paper). See Instruction 2 in this Letter of Transmittal, “Procedure for Guaranteed Delivery”.

Persons whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN ONE SET FORTH ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.  YOU MUST SIGN THE LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND, IF YOU ARE A U.S. SHAREHOLDER, SEE INSTRUCTION 8 OF THIS LETTER OF TRANSMITTAL, “U.S. SHAREHOLDERS”.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND THE CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful.  The Offer is not being made or directed to, nor will deposits of Shares be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:                      ENDEAVOUR SILVER CORP.

AND TO:	VALIANT TRUST COMPANY, as Depositary, at its offices set out herein.

The undersigned delivers to you the enclosed certificate(s) representing Shares deposited under the Offer. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer.  The following are the details of the enclosed certificate(s):

BOX 1 CREAM MINERALS LTD. COMMON SHARES (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the below form.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print or type and fill in exactly as name(s) appear(s) on certificate)	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

*Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited (see Instruction 7, “Partial Tenders”).

BOX 2
CURRENCY OF PAYMENT
(See Instruction 9)

❑I wish to receive payment of consideration payable under the Offer in U.S. dollars based upon the exchange rate set forth in Section 3 of the Offer, “Manner of Acceptance–Currency of Payment”.

A Shareholder who does not check the box above will receive payment of consideration under the Offer in Canadian dollars.

The undersigned acknowledges receipt of the Offer and the Circular and acknowledges that acceptance of the Offer pursuant to the procedures set forth herein constitutes a binding agreement between a depositing Shareholder and the Offeror, effective immediately following the Offeror taking up Shares deposited by such Shareholder, in accordance with the terms and conditions of the Offer and the following:

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer, the Circular and in this Letter of Transmittal, subject only to the provisions of the Offer regarding withdrawal rights, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Shares and (unless deposit is to be made pursuant to the procedure for deposit by book-entry transfer set forth in Section 3 of the Offer, “Manner of Acceptance—Acceptance by Book-Entry Transfer”) delivers to you the enclosed certificate(s) representing the Shares representing the Deposited Shares and, on and subject to the terms and conditions of the Offer, the undersigned hereby deposits, sells, assigns and transfers to, or upon the order of, the Offeror all of the right, title and interest of the undersigned in and to the Deposited Shares, together with all rights and benefits arising therefrom, including the right to any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”), as well as the right of the undersigned to receive any and all Distributions.

If, on or after the date of the Offer, Cream should declare or pay any Distribution(s) that is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer of Deposited Shares into the name of the Offeror, or its nominees or transferees, on the register maintained by or on behalf of Cream in respect of Shares following acceptance thereof by the Offeror for purchase pursuant to the Offer, then, without prejudice to the Offeror’s rights under Section 4 of the Offer, “Conditions of the Offer”, (a) in the case of any cash Distribution(s), the amount of the Distribution(s) will be received and held by the depositing Shareholder for the account of the Offeror until the Offeror pays for such Shares, and to the extent that such Distribution(s) do not exceed the purchase price per Share payable by the Offeror pursuant to the Offer, the purchase price per Share payable by the Offeror pursuant to the Offer shall be reduced by the amount of any such Distribution(s), (b) in the case of any non-cash Distribution(s), the whole of any such non-cash Distribution(s) will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer, and (c) in the case of any cash Distribution(s) in an amount that exceeds the purchase price per Share payable by the Offeror pursuant to the Offer, the whole of such cash Distribution(s) will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer.  Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such Distribution(s) and may withhold the entire consideration payable by the Offeror pursuant to the Offer or deduct from the consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

The undersigned represents and warrants that (a) the person signing the Letter of Transmittal owns the Deposited Shares and has full power and authority to deposit, sell, assign and transfer the Deposited Shares and any Distributions being deposited to the Offer, (b) such person depositing the Deposited Shares and any Distributions, or on whose behalf the Deposited Shares and Distributions are being deposited, has good legal title to and is the beneficial owner of the Deposited Shares and Distributions within the meaning of applicable Securities Laws; (c) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person, (d) the deposit of the Deposited Shares and Distributions complies with applicable laws, and (e) when the Deposited Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all hypothecs, mortgages, liens, charges, restrictions, security interests, adverse claims, pledges and encumbrances of any nature or kind whatsoever.

If, on or after the date of the Offer, and prior to the Expiry Time, Cream should divide, combine or otherwise change any of the Shares or its capitalization, or disclose that it has taken or intends to take any such action, the Offeror, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, “Conditions of the Offer”, may make such adjustments as it considers appropriate to the Offered Consideration and the other terms of the Offer (including the type of securities offered to be purchased and the amounts payable therefor) to reflect that division, combination or other change.

The execution of this Letter of Transmittal irrevocably constitutes and appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Shares covered by the Letter of Transmittal (which Shares upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”), each officer of the

Depositary, each officer of the Offeror and any other person designated by the Offeror in writing (each an “Appointee”) as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the Depositing Shareholder with respect to the Purchased Securities.  This Letter of Transmittal authorizes an Appointee, in the name and on behalf of such Shareholder (a) to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of Cream; (b) for so long as any Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any person or persons as the proxy of such Shareholder in respect of the Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Cream; (c) to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder; and (d) to exercise any other rights of a holder of Purchased Securities.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any Distributions.  The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the undersigned unless the Deposited Shares are not taken up and paid for under the Offer.  The undersigned also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Cream and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Securities, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Securities.  Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney-in-fact or attorney) or consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by the undersigned with respect thereto.

Each authority herein conferred or agreed to be conferred by the undersigned may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

The undersigned covenants and agrees to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror.

Except as stated in Section 8 of the Offer, “Right to Withdraw Shares”, the deposit of Shares pursuant to this Letter of Transmittal is irrevocable.

Settlement with each Shareholder who has deposited and not validly withdrawn Shares pursuant to the Offer will be made by the Depositary forwarding a cheque in Canadian dollars (or U.S. dollars as applicable) in payment of the Offered Consideration that is payable to such Shareholder not later than the earlier of three business days after the Shares are taken up and 10 days after the Expiry Date.  Subject to the foregoing and unless otherwise directed in this Letter of Transmittal, cheques will be issued in the name of the registered Shareholder of the Shares so deposited.  Unless the Person depositing the Shares instructs the Depositary to hold the cheque for pick-up by checking the appropriate box in this Letter of Transmittal, the cheque will be forwarded by first class insured mail to such Person at the address specified in this Letter of Transmittal.  If no such address is specified, the cheque will be sent to the address of the Shareholder as shown on the securities register maintained by or on behalf of Cream.  Cheques mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing.

The undersigned understands and acknowledges that payment for Shares tendered pursuant to this Letter of Transmittal will be made only after timely receipt by the Depositary of (i) such Shares, and (ii) this Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by this Letter of Transmittal.  The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making payment of such purchase price.

All cash amounts payable by the Offeror for Deposited Shares will be in Canadian dollars, unless Box 2 of this Letter of Transmittal has been checked, in which case, payment will be made in U.S. dollars based upon the exchange rate set forth in Section 3 of the Offer “Manner of Acceptance–Currency of Payment”.

Pursuant to and as required by applicable laws, the Offeror or the Depositary shall withhold any amounts whatsoever from the amounts otherwise payable to a Shareholder pursuant to the Offer and remit such amounts to the applicable government authorities.

If for any reason any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer or if certificates are submitted for more Shares than are deposited, any certificate(s) representing Deposited Shares that are not purchased will be returned to the depositing Shareholder, at the Offeror’s expense, as soon as practicable following the completion, termination or withdrawal of the Offer, by either (a) sending new certificates representing the Deposited Shares not purchased or returning the deposited certificates and other relevant documents (in the name of and to the address specified by the undersigned herein, or if such name or address is not so specified, in such name and to such address as shown on the register maintained by or on behalf of Cream) by first class mail, postage prepaid, or (b) in the case of Shares deposited by book-entry transfer of such Shares into the Depositary’s account at CDS or to DTC, with an Agent’s Message, such Shares will be credited to the depositing Shareholder’s account maintained with CDS or DTC, with an Agent’s Message.

The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Deposited Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Shares.  The undersigned acknowledges and agrees that (a) all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of any deposit of Shares will be determined by the Offeror, in its sole discretion, which determination will be final and binding on all parties; (b) the Offeror reserves the absolute right to reject any and all deposits of Shares determined by it not to be in proper form; (c) the Offeror also reserves the absolute right to waive (i) any of the conditions of the Offer, or (ii) any defect or irregularity in any deposit of Shares; (d) no deposit of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived; (e) none of the Offeror, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice; (f) the Offeror’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties; and (g) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer or herein.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language.  En utilisant la version anglaise de la lettre d’envoi, le soussigné est repute d’avoir demander que tout contrat decoulant de l’offre acceptée au moyen de la présente lettre d’envoi et tous les documents qui se rapportent à la présente soient rédigés exclusivement en anglais.

BLOCK A	BLOCK B
PAYMENT INSTRUCTIONS	DELIVERY INSTRUCTIONS

ISSUE CHEQUE IN THE NAME OF: (please print)	SEND CHEQUE (unless Block D is checked) TO: (please print)

❑ Same as address in Block A, or to:

Name	Name

Street Address and Number	Street Address and Number

City and Province/State	City and Province/State

Country and Postal/Zip Code	Country and Postal/Zip Code

Telephone – Business/House	Telephone – Business/House

Social Insurance or Social Security Number	Social Insurance or Social Security Number

BLOCK C	BLOCK D
U.S. TAXPAYER IDENTIFICATION NUMBER	SPECIAL PICK-UP INSTRUCTIONS
(please print or type)

U.S. Persons must provide their Taxpayer	❑ HOLD CHEQUE FOR PICK-UP AT
Identification Number:	THE OFFICE OF THE DEPOSITARY
WHERE THIS LETTER OF
TRANSMITTAL IS DEPOSITED

BLOCK E
DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY
❑   CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICES OF THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder: _______________________________________
Date of Guaranteed Delivery: _______________________________________
Name of Institution which Guaranteed Delivery: _________________________
Window Ticket Number/Receipt (if any): ______________________________

BLOCK F
ARE YOU A U.S. SHAREHOLDER?

(MUST BE COMPLETED BY ALL SHAREHOLDERS) (See Instruction 8, “U.S. Shareholders”)

A “U.S. Shareholder” is any shareholder that is either (A) providing an address in Block B which is located within the United States or any territory in possession thereof, or (B) a United States person for United States federal income tax purposes.

INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:

☐ The owner signing this Letter of Transmittal represents that it IS NOT a U.S. Shareholder and IS NOT acting on behalf of a U.S. Shareholder.

☐ The owner signing this Letter of Transmittal IS a U.S. Shareholder or IS acting on behalf of a U.S. Shareholder.

IF YOU ARE A U.S. SHAREHOLDER, OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST SUBMIT A VALID AND COMPLETE IRS W-9 FORM, OR OTHERWISE PROPERLY CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING.

SHAREHOLDER SIGNATURE

By signing below, the Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by: (If required under Instruction 4, “Guarantee of Signature”)	Date:

Authorized Signature Guarantor	Signature of Shareholder or Authorized Representative (See Instruction 3, “Signatures”)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative (if applicable) (please print or type)

Address of Shareholder or Authorized Representative (please print or type)

Daytime telephone number and facsimile number of Shareholder or Authorized Representative

SUBSTITUTE FORM W-9 TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service
Part 1 – Taxpayer Identification Number (“TIN”) – For all accounts, ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see “How to get a TIN” in the Guidelines included in this form.)

CERTIFY BY SIGNING AND DATING BELOW.  Note:  If the account is in more than one name, see the chart in the enclosed W-9 Guidelines to determine which number to give the payer.
Social Security Number (If awaiting TIN, write “Applied For”) OR Employer Identification Number (If awaiting TIN, write “Applied For”)

Name  ________________________________

Address ______________________________

Check appropriate box:    ☐ Individual/Sole Proprietor; ☐ Corporation; ☐ Partnership;
☐ Limited liability company. Enter the tax classification (D = disregarded entity, C = corporation, P = partnership) ;
☐ other

Part 2 – Payer’s request for Taxpayer Part 2 – For payees exempt from backup withholding, please write “Exempt” here (see Instructions) _______________________________________ .
Part 3 – Certification – Under penalties of perjury, I certify that:
(1)The number shown on this form is my correct TIN (or I am waiting for TIN to be issued to me) and

(2)I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of U.S. person     _________________________________________            Date  ____________________

NOTE:  FAILURE TO FURNISH YOUR CORRECT TIN MAY RESULT IN A U.S. $50 PENALTY IMPOSED BY THE IRS AND IN BACKUP WITHHOLDING OF 28% OF THE GROSS AMOUNT OF CONSIDERATION PAID TO YOU PURSUANT TO THE OFFER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED W-9 GUIDELINES THAT FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART 1 OF THIS SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TIN
I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part 3 above (and the fact that I have completed this Certificate of Awaiting TIN), if I do not provide a TIN by the time of payment, 28% of the gross proceeds of such payment made to me will be withheld.

Signature:     __________________________________________                             Date:   ________________________, 2010

- 10  -

INSTRUCTIONS

1.	Use of the Letter of Acceptance and Transmittal

(a)
A properly completed and duly executed copy of this Letter of Transmittal (or a manually signed facsimile copy hereof), with the signature(s) guaranteed in accordance with the instructions herein, together with accompanying certificates representing the Deposited Shares, must be received by the Depositary at its Vancouver, British Columbia or Toronto, Ontario office specified below before 8:00 a.m. (Pacific time) on November 9, 2010 (the “Expiry Time”), unless the Offer is extended or withdrawn or unless the procedures for guaranteed delivery set out in Instruction 2, “Procedure for Guaranteed Delivery” below are used.

(b)
The method used to deliver this Letter of Transmittal and any accompanying certificates representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary.  The Offeror recommends that the necessary documentation be hand delivered to the Depositary at either of its offices specified on the last page of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended.

(c)	Shareholders whose Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing such Shares.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Shares pursuant to the Offer and (i) the certificate(s) representing such Shares is/are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Shares may nevertheless be deposited validly under the Offer by using the procedures contemplated by the Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made only at the office of the Depositary in Vancouver, British Columbia by or through an Eligible Institution (as defined below);

(b)
a properly completed and duly executed Notice of Guaranteed Delivery (printed on green paper) (or a manually signed facsimile copy thereof), including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its offices in Toronto, Ontario prior to the Expiry Time; and

(c)
the certificate(s) representing all deposited Shares in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received by the Depositary at its office in Vancouver, British Columbia, no later than 8:00 a.m. (Pacific time) on the third trading day on the TSX-V after the Expiry Time.

The Notice of Guaranteed Delivery may be delivered by hand, couriered, transmitted by electronic facsimile or mailed to the Depositary only at its office in Vancouver, British Columbia, as specified in the Notice of Guaranteed Delivery, and must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.  Delivery to any office other than the Vancouver, British Columbia office of the Depositary does not constitute delivery for the purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary.  Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States.

3.	Signatures

This Letter of Transmittal must be filled in and signed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5, “Fiduciaries, Representatives and Authorizations” below).

(a)
If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed.  If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)
If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if the payment is to be made in a name other than the registered owner(s), or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s), or sent to an address other than the address of the registered owner(s) as shown on the registers of Cream:

(i)	such deposited certificate(s) must be endorsed or accompanied by an appropriate share transfer power of attorney, in each case duly and properly completed by the registered owner(s); and

(ii)
the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed by an Eligible Institution as noted in Instruction 4, “Guarantee of Signatures” below.

4.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if the payment is to be made in a name other than the registered owner(s), or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s), or sent to an address other than the address of the registered owner(s) as shown on the registers of Cream, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any certificate or share transfer power is executed by a person as or on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, agent, corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of their appointment and authority to act.  Either the Offeror or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

6.	Delivery Instructions

If any cheque(s) are to be sent to someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed.  If Block B is not completed, any cheque(s) issued in exchange for Shares will be mailed to the depositing Shareholder at the address of the Shareholder as it appears in Block A or, if no address of the Shareholder is provided in Block A, then it will be mailed to the address of the Shareholder as it appears on the securities register of Cream.  Any cheque(s) mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Tenders

If less than the total number of Shares evidenced by any certificate submitted are to be deposited under the Offer, fill in the number of Shares to be deposited in the appropriate space on this Letter of Transmittal.  In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder, unless otherwise provided, as soon as practicable after the Expiry Time.  The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.  If certificate(s) representing Shares not deposited to or purchased under the Offer are to be returned other than in the name of, and to the address of the registered owner(s), complete Block B of this Letter of Transmittal.

8.	U.S. Shareholders

To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state, or local tax law.  You should seek advice based on your particular circumstances from an independent tax advisor.

United States federal income tax law generally requires that a U.S. person who receives cash in exchange for Shares must provide the Depositary with his correct Taxpayer Identification Number (“TIN”), which, in the case of a Shareholder who is an individual, is generally the individual’s social security number.  If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may generally be obtained.

To prevent backup withholding, each U.S. Shareholder must provide his correct TIN by completing the “Substitute Form W-9” set forth in this document, which requires such holder to certify  that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding, and (3) that the holder is a U.S. person (including a U.S. resident alien).

Certain U.S. Shareholders are exempt from backup withholding and reporting requirements.  To prevent possible erroneous backup withholding, a U.S. Shareholder exempt from backup withholding must enter its correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such form, and sign and date the form.  See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional information regarding U.S. Shareholders exempt from backup withholding.

If Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report.

If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document.  In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the Internal Revenue Service.

If the Substitute Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal income tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalty of perjury.  Such appropriate IRS Form W-8 may be obtained from the Depositary.

A U.S. SHAREHOLDER WHO FAILS TO SUBMIT A PROPERLY COMPLETED IRS FORM W-9 MAY BE SUBJECT TO PENALTIES IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH SHAREHOLDER PURSUANT TO THE OFFER.

9.	Currency of Payment

All payments will be made in Canadian dollars unless the Shareholder deposits Shares with the Depositary and elects to receive payment in U.S. dollars by checking the box in Box 2 in this Letter of Transmittal.  The amount payable in U.S. dollars will be determined based upon the exchange rate set forth in “Manner of Acceptance–Currency of Payment” in Section 3 of the Offer.

10.	Miscellaneous

(a)
If the space on this Letter of Transmittal is insufficient to list all certificates for Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)
No alternative, conditional or contingent deposits will be accepted and no fractional Shares will be purchased.  All depositing Shareholders, by execution of this Letter of Transmittal (or a manually signed facsimile copy hereof), waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by law.

(d)
The Offer and all contracts resulting from the acceptance thereof will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  Each party to an agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

(e)
The Offeror will not pay any fees or commissions to any broker or dealer or any other person for soliciting deposits of Shares pursuant to the Offer (other than to the Depositary and Information Agent), except as otherwise set forth in the Offer.

(f)
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any deposit of Shares will be determined by the Offeror in its sole discretion, which determination will be final and binding on all parties.  The Offeror reserves the absolute right to reject any and all deposits of Shares determined by it not to be in proper form.  The Offeror also reserves the absolute right to waive (i) any of the conditions of the Offer, or (ii) any defect or irregularity in any deposit of Shares.  No deposit of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived.  None of the Offeror, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice.  The Offeror’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties.  The Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer or herein.

(g)
Deposits of Shares will not be accepted from or on behalf of Shareholders in any jurisdiction in which the making or acceptance of this Offer would not be in compliance with the applicable laws of such jurisdiction.

(h)	Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

(i)
Additional copies of the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge from the Depositary and Information Agent at the offices specified on the last page of this Letter of Transmittal or may be found on www.sedar.com.

11.	Lost Certificates

If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary at its office in Vancouver, British Columbia listed on the last page of this Letter of Transmittal.  The Depositary will forward such letter to the transfer agent for the Shares so that the transfer agent may provide replacement instructions.  If a share certificate has been lost, stolen or destroyed, please ensure that you provide your telephone number to the Depositary so that the Depositary or the transfer agent for the Shares may contact you.  If your share certificate has been lost, stolen or destroyed, you must take the foregoing action sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the replacement certificate to be tendered to the Offer prior to the Expiry Time.

12.	Privacy Notice

The Depositary is committed to protecting personal information that it receives.  In the course of providing services to Shareholders and corporate clients, the Depositary receives certain non-public personal information from transactions it performs for Shareholders, forms Shareholders send it, other communications the Depositary has with Shareholders or their representatives, etc.  This information could include a person’s name, address, social insurance number, securities holdings and other financial information.  The Depositary uses this information to administer Shareholder accounts, to better serve the needs of Shareholders and clients and for other lawful purposes relating to its services.  The Depositary has prepared a Privacy Code to tell Shareholders more about its information practices and how their privacy is protected.  It is available on the Depositary’s website, www.valianttrust.com, or by writing the Depositary at its address listed below.  The Depositary will use the information Shareholders are providing on this form in order to process their requests and will treat Shareholder signature(s) on this form as their consent to the above.

FOR U.S. SHAREHOLDERS ONLY
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You)

To Give the Payer —Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of Account	Give the taxpayer identification of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined fund, the first individual on the account (1)

3. Custodian account of a minor (Uniform Gift to) Minors Act)	The minor (2)

4. (a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)

(b) So-called trust that is not a legal or valid trust under state law	The actual owner (1)

5. Sole proprietorship or single owner LLC	The owner (3)

6. A valid trust, estate, or pension trust	The legal entity (4)

7. Corporate or LLC electing corporate status on Form 8832	The corporation

8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

9. Partnership or multi-member LLC	The partnership

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)
You must show your individual name, but you may also enter your business or “doing business as” name on the second name line. You may use either your social security number or your employer identification number (if you have one). If you are a sole proprietor, IRS encourages you to use your social security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for a social security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213.  Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN.  You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics.  You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-829-3676.

Payees Exempt from Backup Withholding Payees specifically exempted from withholding include:

(i)
An organization exempt from tax under Section 501(a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2),

(ii)	The United States or any of its agencies or instrumentalities,
(iii)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
(iv)	An international organization or any agency or instrumentality thereof, or
(v)	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

(i)	A corporation,
(ii)	A financial institution,
(iii)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
(iv)	A real estate investment trust,
(v)	A common trust fund operated by a bank under Section 584(a),
(vi)	An entity registered at all times during the tax year under the Investment Company Act of 1940,
(vii)	A middleman known in the investment community as a nominee or custodian,
(viii)	A futures commission merchant registered with the Commodity Futures Trading Commission,
(ix)	A foreign central bank of issue, or
(x)	A trust exempt from tax under Section 664 or described in Section 4947.

EACH U.S. SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING WHETHER SUCH U.S. SHAREHOLDER IS EXEMPT FROM BACKUP WITHHOLDING.

If you are exempt from backup withholding you must file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding.  You must enter your correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such Form, and sign and date the Form.

PRIVACY ACT NOTICE — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS.  The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes.  Payers must be given the numbers whether or not recipients are required to file tax returns.  Payers must generally withhold 28% of taxable interests, dividends, and certain other payments made to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

The Depositary for the Offer is:

By Mail, Hand or Courier

#600-750 Cambie Street
Vancouver, British Columbia
Canada  V6B 0A2
Attention: Reorganization Department

OR

#1800-130 King Street West
Toronto, Ontario
Canada  M5X 1A9
Attention: Reorganization Department
(Note: Notices of Guaranteed Delivery will be accepted only at the Vancouver office of the Depositary)

Inquiries
Telephone: 1-604-699-4954
North American Toll Free: 1-866-313-1872
Fax : 1-604-681-3067
E-Mail: inquiries@valianttrust.com

The Information Agent for the Offer is:

North American Toll Free: 1-877-304-0211

Banks and Brokers and collect calls outside North America: 1-416-304-0211

Email: assistance@laurelhill.com

Any questions regarding the Offer and requests for assistance in depositing Shares or for additional copies of the Offer, Circular, Letter of Transmittal or Notice of Guaranteed Delivery may be directed by Shareholders to the Depositary or Information Agent at the telephone numbers and addresses set out above.  You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.